UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 21, 2006

                            Entertainment Is Us, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                        001-31263               98-034160
 ------------------------------     ----------------------      --------------
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
  incorporation or organization)                             Identification No.)


                              One Magnificent Mile
                      980 North Michigan Avenue, Suite 1400
                                Chicago, IL 60611
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (312) 988-4808

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

     (a)(1) Messrs. Loic Humphreys and Miguel Sebastia have each tendered their respective resignations, to be effective on October 31st, 2006, as directors of Entertainment Is Us, Inc. (the "Company"). Mr. Sebastia also tendered his resignation, effective October 31st, 2006, from the position of Interim Chief Executive Officer of the Company (see Item 5.02(b) below).

          (2) Not applicable.

          (3) Not applicable.

     (b) As provided above in Item 5.02(a), Mr. Sebastia resigned as the Company's Interim Chief Executive Officer effective October 31st, 2006. In his role as Chief Executive Officer, Mr. Sebastia also served the role as the Company's principal executive officer and principal financial officer. The Company has no other officers.

     Prior to their resignations, Mr. Humphreys and Mr. Sebastia were the Company's sole directors and Mr. Sebastia was the Company's sole officer. As of November 1st, 2006, the Company will have no persons serving on its Board of Directors and will have no officers or employees.

ITEM 8.01 OTHER EVENTS.

Withdrawal Of Kanayama Support for Alternative Transaction.
-----------------------------------------------------------

     In a Current Report on Form 8-K filed on September 6, 2006 (the "September 6 Current Report"), the Company reported that Noriyuki Kanayama had resigned from the Board of Directors of the Company and his positions as Chairman and Chief Executive Officer of the Company. In Mr. Kanayama's resignation letter (filed as Exhibit 99.1 to the September 6 Current Report), he referred to the August 21, 2006 opinion received from a Japanese law firm that the share exchange transaction by which the Company acquired Sunkyo Corporation was invalid under Japanese law (the "Opinion"; see the Company's Current Report on Form 8-K filed on August 25, 2006) and stated that "My wife and I are committed to finding a solution to this issue in order to cause Sankyo to become a subsidiary of the Company or to otherwise cause the Company to own all of the assets of Sankyo."

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     During September 2006, counsel for the Kanayamas, on behalf of the
Kanayamas and the Company, was attempting to negotiate a settlement agreement with Peter Voss and certain shareholders of the Company affiliated with Mr. Voss. The Company had been participating in these negotiations. In part, the settlement terms proposed by the Kanayamas and the Company would have required the surrender and cancellation of approximately 20% of the Company's stock held by Mr. Voss and related persons, which would have had a significant antidilutive effect on the remaining stockholders. The Board considered the terms of the settlement to be in the best interests of the Company and its stockholders. However, in late September, the Kanayamas advised the Company that they had terminated negotiations with Mr. Voss. Shortly thereafter, the Company and its counsel were informed, by copy of an e-mail from Mr. Voss addressed to the Kanayamas' counsel, that Mr. Voss was in fact prepared to accept all of the Kanayamas' and the Company's terms. After this e-mail, the Kanayamas advised the Company, through their respective counsel, that they were no longer interested in settling with Mr. Voss. The Company was not and is not in a position to pursue settlement with Mr. Voss on the terms Mr. Voss has indicated he is willing to agree to without the Kanayamas participation in the settlement. The Board is currently evaluating whether the Company could independently effect a settlement with Mr. Voss.

     The Company was unable to file its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 in a timely manner. The close of business on September 21 was the last day that the Company could file its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006 (the "June Quarterly Report") to avoid automatic delisting of its stock from the OTC Bulletin Board. The Company believes that its principal shareholders, Noriyuki and Kyoko Kanayama (the "Kanayamas") and their counsel were aware of this deadline, and that the Kanayamas and their counsel were also aware that the June Quarterly Report would contain unaudited restated financial statements for the periods presented in light of the Opinion. The Company stated in the June Quarterly Report that it believed that pursuing an alternative transaction to cause Sunkyo to become a subsidiary of the Company or otherwise for the Company to own all of the assets of Sunkyo (the "Alternative Transaction") (with such Alternative Transaction to be consummated prospectively) represented a potentially less costly and more expeditious alternative than seeking to challenge the conclusions expressed in the Opinion.

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     The Company was further prepared to state in the June Quarterly Report that pursuing an Alternative Transaction had the support of the Kanayamas. However, on September 21, as the Company was in the process of filing the June Quarterly Report, the Company's special counsel (Whyte Hirschboeck Dudek) was contacted by a New York law firm purporting to represent the Kanayamas and was told that the Kanayamas were reconsidering their position and might withdraw their support for an Alternative Transaction. Whyte Hirschboeck Dudek requested clarification of the Kanayamas position and written confirmation of same.

     On September 25, a Whyte Hirschboeck Dudek attorney received an e-mail message from Noriyuki Kanayama which stated in relevant part as follows:

           "I hereby confirm my prior communication to EIUS to the effect that my wife and I have no intent to enter into any transaction intended to cause Sunkyo to become a subsidiary of EIUS or otherwise cause EIUS to own assets of Sunkyo. I also confirm that I have instructed my counsel to return, or cause to be returned, to EIUS all EIUS share certificates that were purported to be beneficially owned by [my wife and I] to reflect the fact that Sunkyo is not, and never was, a subsidiary of EIUS."

     In response to Mr. Kanayama's e-mail message, at the direction of Loic Humphreys, one of the Company's directors, Whyte Hirschboeck Dudek contacted counsel for the Kanayamas to request that the Kanayamas advise the Company whether they would be willing to consider a proposal by the Company to release its claims to ownership of Sunkyo and redeem all of their shares in the Company in exchange for financial support from the Kanayamas that would enable the Company to satisfy its outstanding financial obligations (primarily the payment of unpaid professional fees) as well as continue to retain outside professionals to assist the Company in continuing to comply with applicable laws while investigating, formulating and implementing a resolution to the foregoing situation by, for instance, substituting an alternative business to that of Sunkyo.

     During the week of October 2, counsel for the Kanayamas advised Whyte Hirschboeck Dudek that the Kanayamas' position as expressed in Mr. Kanayama's e-mail message of September 25 was final and that the Kanayamas were not willing to engage in further discussions with the Company regarding the Company's proposal or any other possible resolution that would involve payment by the Kanayamas or Sunkyo of any further expenses or obligations of the Company.

     As of the date of this Report, the Company's Board of Directors has had limited opportunity to consider and evaluate the Company's position following the Kanayamas' confirmation of their change in position and rejection of the Company's offer to negotiate a resolution. As stated above, in reliance on Mr. Kanayama's explicit representation that he and his wife would support an Alternative Transaction, the Company restated its financial statements and refrained from pursuing independent advice as to the conclusions expressed in the Opinion and, as such, cannot determine whether there is any basis for challenging such conclusions. Among other things, the Board believes that the Company may, in fact, own Sunkyo (notwithstanding the conclusions expressed in the Opinion) or may have valid claims to an equitable ownership interest in Sunkyo in light of the Kanayamas' acceptance of shares of Company common stock in exchange for their ownership interest in Sunkyo and their exercise of ownership rights over those shares from the date of the share exchange transaction to the present.

     Additionally, the Company has recently come into possession of copies of correspondence and other documents among or involving the Kanayamas, their personal adviser, and their Japanese counsel, all dated prior to the August 21, 2006 date of the Opinion (the "Prior Documentation"). The Prior Documentation appears on its face to indicate that the Kanayamas were advised prior to August 21 that the transaction by which the Company acquired Sunkyo, although it was likely invalid under Japanese law, was capable of being restructured on a prospective basis; the Prior Documentation also refers to the Company's potential claim for damages against Sunkyo and refers to Sunkyo's potential obligation to negotiate with its shareholders to effect a valid transaction. The Company believes, but is not presently in a position to verify, that the Prior Documentation is authentic and substantially complete, but there can be no assurance to this effect. Further, the Company has not had the statements or conclusions expressed in the Prior Documentation analyzed by its own counsel, and is presently not and may not be in a position to do so given the Company's financial circumstances discussed elsewhere in this Report. Based in part on the Prior Documentation, the Board of Directors also believes that the Company may have valid claims against Sunkyo or against the Company's majority shareholder (Kyoko Kanayama), Noriyuki Kanayama as former CEO & Director of the company, or third parties for damages stemming from its failed acquisition of Sunkyo (if in fact such acquisition was invalid).

     Finally, the Board of Directors believes that the Company may possibly be able to pursue alternative businesses. The Board is presently focusing its attention on identifying and pursuing opportunities for a possible transaction or arrangement that would enable the Company to create or acquire an operating subsidiary or business. There can be no assurance that the Board will be able to identify any viable opportunities or pursue them if they are identified.

     The Company does not presently have access to any financial resources. The Company has historically relied exclusively on Sunkyo to pay its obligations such as outside professional fees and other expenses. As of the date of this Report, Sunkyo is controlled by the Kanayamas and, although the Company believes that Sunkyo may in fact be its subsidiary, the Company has not determined whether it has a legal basis to require Sunkyo to provide financial support or otherwise to exercise any control over Sunkyo, or the resources to pursue such course of action. Without financial support from Sunkyo or the Kanayamas, the Company presently has no access to any financial resources with which to secure legal and other professional advice as to the feasibility of challenging the conclusions expressed in the Opinion, exercising its ownership rights over Sunkyo, or to evaluate (or pursue) any claims the Company may have to equitable ownership of Sunkyo or claims against Sunkyo or third parties, or to evaluate (or pursue) other business opportunities. The Company also does not have access to the financial resources necessary to continue to retain outside professionals, including legal counsel and it auditors, or to secure the services of a transfer agent or even maintain its business address.

     No assurance can be given that the Company will be able secure any such financial resources, secure such legal and other professional advice, or pursue any of the courses of action referred to herein. The Company cannot provide any assurance that it will remain a viable concern.

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Termination of Engagements of Certain Service Providers
-------------------------------------------------------

     Whyte Hirschboeck Dudek S.C., has terminated its engagement as the Company's securities and special corporate counsel effective upon the filing of this Form 8-K, and the Company has not engaged other securities or special corporate counsel. Likewise, special investigation counsel Stillman, Friedman and Shechter P.C. has also terminated its engagement with the Company.

SEC Filings by the Kanayamas and Return of Stock Certificates
-------------------------------------------------------------

     In May 2006, Kyoko Kanayama filed a Schedule13D with the Securities & Exchange Commission in which she claimed sole voting and dispositive power over 68,871,600 shares of the Company's stock. On October 11, 2006, Mrs. Kanayama filed an amendment to her Schedule 13D in which she characterizes the original share exchange transaction with Sunkyo as "invalid" and states that neither her nor her husband, Noriyuki Kanayama, "intend to have any further involvement in the activities or operations of the Company."

     On October 19, 2006, Whyte Hirschboeck Dudek received a letter sent on behalf of Tralar, Limited ("Tralar," an entity through which Kyoko Kanayama holds her Company stock) accompanied by three unendorsed stock certificates issued in the name of Tralar totaling 68,871,600 shares. Whyte Hirschboeck Dudek has been instructed to return such stock certificates to the sender with an explanation that the firm no longer serves as counsel to the Company (see "Termination of Engagements of Certain Service Providers," above).

     The Company does not believe that the statements in Mrs. Kanayama's
Schedule 13D amendment or the attempted return of the stock certificates are legally sufficient to divest Mrs. Kanayama of her majority interest in the Company.

Company's Position
------------------

     Subject to the cautionary statements appearing elsewhere in this Report, the Company takes the position that it owns Sunkyo, irrespective of the Kanayamas' statements, the August 21 Opinion or Kyoko Kanayama's SEC filings described above.

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                 Entertainment Is Us, Inc., Registrant





                                 Date: October 23, 2006


                                 /s/ Miguel Sebastia
                                 --------------------------------
                                 Miguel Sebastia,
                                 Interim Chief Executive Officer